                                                                      Exhibit 21

                        SUBSIDIARIES OF HARTE-HANKS, INC.
                              As of March 31, 2001

                                                                    Jurisdiction of
Name of Entity                                                      Organization                  % Owned
--------------                                                      ------------                  -------

DiMark, Inc.                                                        New Jersey                      100%
Direct Market Concepts, Inc.                                        Florida                         100%
DMK, Inc.                                                           Delaware                        100%(2)
The Flyer Publishing Corporation                                    Florida                         100%
Harte-Hanks CRM Services UK Limited                                 England                         100%
Harte-Hanks Data Services LLC                                       Maryland                        100%
Harte-Hanks Data Technologies LLC                                   Delaware                        100%
Harte-Hanks Delaware, Inc.                                          Delaware                        100%
Harte-Hanks Direct, Inc.                                            Delaware                        100%(1)
Harte-Hanks Direct Marketing/Baltimore, Inc.                        Maryland                        100%
Harte-Hanks Direct Marketing/Cincinnati, Inc.                       Ohio                            100%
Harte-Hanks Direct Marketing/Dallas, Inc.                           Delaware                        100%
Harte-Hanks Direct Marketing/Fullerton, Inc.                        California                      100%
Harte-Hanks Direct Marketing/Kansas City, Inc.                      Missouri                        100%
Harte-Hanks do Brazil Consultoria e Servicos Ltda.                  Brazil                          100%(3)
Harte-Hanks IRG, Inc.                                               Michigan                        100%
Harte-Hanks Limited                                                 England                         100%(3)
Harte-Hanks Market Intelligence, Inc.                               California                      100%
Harte-Hanks Market Intelligence Espana LLC                          Colorado                        100%
Harte-Hanks Market Intelligence Europe B.V.                         Netherlands                     100%
Harte-Hanks Market Intelligence GmbH                                Germany                         100%(4)
Harte-Hanks Market Intelligence Limited                             Ireland                         100%(4)
Harte-Hanks Market Intelligence Limited                             England                         100%(4)
Harte-Hanks Market Intelligence SAS                                 France                          100%(4)
Harte-Hanks Market Research, Inc.                                   New Jersey                      100%
Harte-Hanks Partnership, Ltd.                                       Texas                           100%(5)
Harte-Hanks Pty. Limited                                            Australia                       100%(3)
Harte-Hanks Response Management/Austin L.P.                         Delaware                        100%(6)
Harte-Hanks Response Management/Boston, Inc.                        Massachusetts                   100%
Harte-Hanks Response Management Call Centers, Inc.                  Delaware                        100%
Harte-Hanks Response Management Europe                              Belgium                         100%
Harte-Hanks Shoppers, Inc.                                          California                      100%
Harte-Hanks Stock Plan, Inc.                                        Delaware                        100%
H&R Communications, Inc.                                            New Jersey                      100%(2)
HTS, Inc.                                                           Connecticut                     100%
Information for Marketing Limited (shell corporation)               England                         100%(7)
Mars Graphic Services, Inc.                                         New Jersey                      100%(8)
NSO, Inc.                                                           Ohio                            100%
Printing Management Systems, Inc.                                   Delaware                        100%
PRO Direct Response Corp.                                           New Jersey                      100%(2)
Southern Comprint Co.                                               California                      100%
Spectral Resources, Inc.                                            New York                        100%

(1) Owned by Mars Graphic Services, Inc.

(2) Owned by Harte-Hanks Direct, Inc.

(3) Owned by Harte-Hanks Data Technologies LLC

(4) Owned by Harte-Hanks Market Intelligence Europe B.V.

(5) 99.5% Owned by Harte-Hanks Delaware, Inc.
       .5% Owned by Harte-Hanks , Inc.

(6) 99% Owned by Harte-Hanks Stock Plan, Inc.
       1% Owned by Harte-Hanks Response Management Call Centers, Inc.

(7) Owned by Harte-Hanks Limited

(8) Owned by DiMark, Inc.